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                                                                    EXHIBIT 10.1



              AMENDMENT TO AMENDED AND RESTATED CHANGE IN CONTROL,
                     SEVERANCE AND NON-COMPETITION AGREEMENT

         WHEREAS, Wolverine Tube, Inc. (the "Company") and _______________ (the "Executive") entered into an Amended and Restated Change in Control, Severance and Non-Competition Agreement made as of April 20, 1999 (the "Agreement"); and

         WHEREAS, the Company and the Executive wish to amend the Agreement pursuant to Section 3 thereof;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt whereof is hereby acknowledged, the Company and the Executive agree as follows:

1. A new sentence is added to the end of Section 1(b)(i)(A) of the Agreement to read as follows:

                           The amount payable to the Executive by the Company
                  under this paragraph (b)(i)(A) shall be offset by the non-compete and non-solicitation fee as defined in Section 2(d)(i) of this Agreement.


2. A new sentence is added to the end of Section 1(b)(i)(C) of the Agreement to read as follows:

                           The amount payable to the Executive under this
                  paragraph (b)(i)(C) shall be offset by the non-compete and non-solicitation fee as defined in Section 2(d)(i) of this Agreement.

3. Section 1(b)(i)(B) of the Agreement is amended and restated to read as follows:

         (B)(I) For a period of ___________________________ , following the Executive's Severance Date (the "Continuation Period"), the Company will arrange to provide the Executive with medical and disability benefits (the "Employee Benefits") substantially similar to those that the Executive was receiving or entitled to receive immediately prior to the Severance Date at no cost to the Executive. Without otherwise limiting the purposes or effect of Section 1(b), Employee Benefits otherwise receivable by the Executive pursuant to this Section 1(b)(i)(B)(I) will be reduced or eliminated to the extent comparable Employee Benefits at substantially similar cost are actually received by the Executive from another employer during the Continuation Period following the


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         Executive's Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company. If and to the extent that any benefit described in this Section 1(b)(i)(B)(I) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will reimburse the Executive for the costs incurred in obtaining comparable Employee Benefits coverage.

                  (B)(II) Following the Continuation Period, the Company will provide the Executive access to Employee Benefits coverage on a group basis equal to that generally available to the majority of the Company's employees or retirees, as the case may be, who receive said benefits, at the Executive's own expense until the Executive attains the age of sixty-five (65). Without otherwise limiting the purposes or effect of Section 1(b), Employee Benefits to which access is otherwise provided to the Executive pursuant to this Section 1(b)(i)(B)(II) will not be required to be made available to the extent comparable Employee Benefits at substantially similar cost are actually received by the Executive from another employer during the period following the Continuation Period until attainment of age sixty-five (65). If and to the extent that any benefit described in this Section 1(b)(i)(B)(II) is not or cannot be provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will reimburse the Executive for the difference in costs incurred in obtaining comparable Employee Benefits coverage on an individual basis and the cost for group coverage.

                  (B)(III) The Company shall reimburse the Executive for any costs incurred by the Executive in maintaining life insurance coverage comparable to that maintained for him by the Company under its group life insurance program for the period from the Severance Date until the earlier to occur of:

                                 (X)  the date which follows the Severance Date
                              ___________________________, or

                                 (Y)  the date on which the Executive is
                              covered under any other equivalent group life insurance plan;

4.        A new Section 1(c) of the Agreement is added to read as follows:

                  (c) Certain Additional Payments by the Company. In the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any Payment would be subject to the provisions of Section 4999 of the Internal Revenue Code of 1986, as amended ("Code") or to any similar tax imposed by federal, state or local law, or any other revenue system to which the executive may be subject, or any interest or penalties with respect to that tax (that tax or those taxes, together with any interest and penalties, may be hereafter referred to as the "Excise Tax"), then, if the Executive complies in all substantial respects with the requirements of the Gross-Up Procedure, the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"), as described in the Gross-Up Procedure.


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                  For purposes of this subparagraph (c), "Payment" means any payment made to the Executive (other than the Gross-Up payments provided for in the Gross-Up Procedure) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, supplemental retirement plan benefits, split dollar insurance agreements, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing.

                  For purposes of this subparagraph (c), "Gross-Up Procedure" means the Gross-Up Procedure attached hereto as Annex A.

5.       A new Section 2(d)(i) of the Agreement is added to read as follows:

                  (i) In consideration of the promises of Executive contained in this Agreement, including without limitation in this Paragraph 2(d), the Company shall pay to the Executive a non-compete and non-solicitation fee equal to _______ salary and bonus as determined in accordance with Section 1(b)(i)(C), payable in the manner determined by the Company under Sections 1(b)(i)(A) and 1(b)(i)(C) of the Agreement. The amount otherwise payable to the Executive under Sections 1(b)(i)(A) and 1(b)(i)(C) of this Agreement shall be offset by this non-compete and non-solicitation fee.

         IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company by its duly authorized officer, and by the Executive, as of the ________day of __________, ____.



                                        WOLVERINE TUBE, INC.



                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


                                        EXECUTIVE



                                        By:
                                           ------------------------------
                                        Name:


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                                     ANNEX A

                               GROSS-UP PROCEDURE

         (a) If a Change in Control of the Company occurs, or a termination of employment occurs without Cause (as defined in the Agreement), any payment or benefit provided by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or provided or to be provided pursuant to the terms of the Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, (including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, supplemental retirement plan benefits, split dollar insurance agreements, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing) (a "Payment"), would be subject to:

                  (i) the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision);

                  (ii) any similar tax or any future tax imposed upon Payments resulting from a termination without Cause whether or not a Change in Control has occurred, imposed by federal, state or local law, or any other revenue system to which the Executive may be subject, or

                  (iii) any interest or penalties with respect to (i) or (ii) ((i), (ii) or those taxes, together with any interest and penalties, may be hereafter referred to as the "Excise Tax"),

then, if the Executive complies with the requirements of this Annex A, the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, however, that no Gross-Up Payment will be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to ____________________________ or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment will be in an amount such that the Executive will be in the same position as if there was no Excise Tax imposed upon the Payment. The Gross-Up Payment shall only reimburse the Executive for income taxes that result from the Gross-Up Payment itself but not for income taxes that would be normally incurred if the Excise Tax was not triggered.

         (b) Subject to the provisions of subparagraph (f) below, all determinations required to be made under this Annex A, including whether an Excise Tax is payable by the Executive, the amount of that Excise Tax, whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of that Gross-Up Payment, if any, will be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in the Executive's sole discretion. The Executive will direct the Accounting Firm to submit its determination and

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detailed supporting calculations to both the Company and the Executive within thirty (30) calendar days after the Executive's date of termination, if practicable, upon or following the triggering of the Change in Control. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company will pay the required Gross-Up Payment to the Executive within five (5) business days after receipt of the determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes that determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made under this Annex A. If the Company exhausts or fails to pursue its remedies pursuant to subparagraph (f) and the Executive subsequently is required to make a payment of any Excise Tax, the Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Executive within five (5) business days after receipt of the determination and calculations.

         (c) The Company and the Executive will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by subparagraph (b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive.

         (d) The federal, state and local income or other tax returns filed by the Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive will make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company just verification evidencing that payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five (5) business days pay to the Company the amount of that reduction.

         (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by subparagraph
(b) will be borne by the Company. If those fees and expenses are initially paid by the Executive, the Company will reimburse the Executive the full amount of those fees and expenses within five (5) business days after receipt from the Executive of a statement for them and reasonable evidence of his payment of them.

         (f) The Executive will notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by

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the Company of a Gross-Up Payment. That notification will be given as promptly as practicable but not later than thirty (30) business days after the Executive actually receives notice of that claim and the Executive will further apprise the Company of the nature of that claim and the date on which that claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay that claim prior to the earlier of (i) the expiration of the thirty (30) calendar-day period following the date on which they give notice to the Company or (ii) the date that any with respect to that claim is due. If the Company notifies the Executive in writing prior to the expiration of that period that it desires to contest the claim, the Executive will:

                  (A) provide the Company with any written records or documents in his possession relating to that claim reasonably requested by the Company;

                  (B) take that action in connection with contesting the claim as the Company reasonably requests in writing from time to time, including without limitation accepting legal representation with respect to that claim by an attorney competent in respect to the subject matter and reasonably selected by the Company and mutually agreeable to the Executive;

                  (C) cooperate with the Company in good faith in order effectively to contest that claim; and

                  (D) permit the Company to participate in any proceedings relating to that claim; provided, however, that the Company will bear and pay directly all attorney fees, costs and expenses (including, but not limited to, interest and penalties) incurred in connection with that contest and will indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect to the Excise Tax, imposed as a result of that representation and payment of attorney fees, costs and expenses. Without limiting the foregoing provisions of this subparagraph (f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this subparagraph (f) and, after consultation with Executive and exercising reasonable and prudent business practices, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of that claim (provided, however, that the Executive may participate in them at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive will prosecute that contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of that payment to the Executive on an interest-free basis and will indemnify and hold harmless the Executive, on an after-tax basis, from any Excise Tax or income or other tax or imputed income from the interest-free advance, including, but not limited to, interest or penalties with respect to the Excise Tax, imposed with respect to that advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to that contested amount. Furthermore, the Company's control of any contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable pursuant to this Annex A and the

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Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (g) The Company agrees that it will maintain any information provided to it by the Executive or his agents, including but not limited to that described in paragraph (f) above, in strict confidence, and will disclose same only in accordance with this Agreement and/or as required by applicable law.